OMNIBUS AMENDMENT
(Golub Capital Master Funding LLC)

THIS OMNIBUS AMENDMENT, dated as of March 15, 2010 (this “Amendment”), is entered into by and among Golub Capital Incorporated, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), Golub Capital Master Funding LLC, as the issuer (in such capacity, the “Issuer”), Citigroup Global Markets Realty Corp., as the Deal Agent (the “Deal Agent”) and as an individual noteholder (the “Individual Noteholder”), and U. S. Bank National Association, as the indenture trustee (the “Indenture Trustee”) and as the collateral administrator (the “Collateral Administrator”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement or the Indenture, as applicable (each as defined below).

RECITALS

WHEREAS, reference is made to (i) the Sale and Servicing Agreement, dated as of July 27, 2007 (as amended, modified, waived, supplemented or restated from time to time, the “Sale and Servicing Agreement”), by and among the Originator, the Servicer, the Issuer, the Indenture Trustee and the Collateral Administrator and (ii) the Indenture, dated as of July 27, 2007 (as amended, modified, waived, supplemented or restated from time to time, the “Indenture”) by and between the Issuer and the Indenture Trustee;

WHEREAS, the parties hereto desire to amend (i) the Sale and Servicing Agreement as provided herein, pursuant to and in accordance with Section 13.01 of the Sale and Servicing Agreement and (ii) the Indenture as provided herein, pursuant to and in accordance with Section 9.1 of the Indenture.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. AMENDMENT TO THE SALE AND SERVICING AGREEMENT.

The definition of “Change-in-Control” in Section 1.01 of the Sale and Servicing Agreement is hereby amended by replacing the current proviso with the following: “provided that (i) the transaction described in the S-1 filed on May 14, 2007, in the name of Golub Capital Partners LLC shall not be a “Change-in-Control”; and (ii) neither of (x) the initial public offering or (y) the “GC Private Placement” transaction, each as described in the N-2 filed on November 23, 2009, shall be a “Change-in-Control” or otherwise require any action pursuant to clause (b) of this definition.”

SECTION 2. AMENDMENT TO THE INDENTURE.

Section 5.1 of the Indenture is hereby amended by replacing the period at the end of clause (n) thereto with “; or” and adding the following new clause (o):

“(o)  failure by the Issuer to reduce the Aggregate Outstanding Principal Balance by an amount equal to or greater than $50,000,000 on the same day as the closing of the initial public offering described in the N-2 filed on November 23, 2009.”

SECTION 3. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically agreed to hereby, all provisions of the Sale and Servicing Agreement and the Indenture shall remain in full force and effect.  After this Amendment becomes effective, all references to the “Sale and Servicing Agreement,” “Indenture,” “hereof,” “herein,” or words of similar effect referring to the Sale and Servicing Agreement or the Indenture shall be deemed to mean the Sale and Servicing Agreement or the Indenture, as applicable, as amended hereby.  This Amendment shall not constitute a novation of the Sale and Servicing Agreement or the Indenture, but shall constitute an amendment thereof.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Sale and Servicing Agreement or the Indenture other than as expressly set forth herein.

SECTION 4. REPRESENTATIONS.

Each of the Issuer, Originator, Servicer and Indenture Trustee represent and warrant as of the date of this Amendment as follows:

(a)           it has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(b)           this Amendment has been duly executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (x) general principles of equity and conflicts of laws or (y) bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors’ rights;

(c)           no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such party of this Amendment;

(d)           the execution and delivery of this Amendment does not diminish or reduce its obligations under the Sale and Servicing Agreement or any other Transaction Documents in any manner, except as specifically set forth herein;

(e)           the representations and warranties of (x) the Issuer, Servicer and Originator set forth in Article III of the Sale and Servicing Agreement, as applicable, and (y) the Issuer and Indenture Trustee set forth in Article III and Article VI of the Indenture, as applicable, are true and correct as of the date hereof and all of the provisions of the other Transaction Documents are in full force and effect; and

(f)           after giving effect to the execution and delivery of this Amendment, no unwaived event has occurred and is continuing which constitutes an Event of Default.

2

SECTION 5. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is subject to: (i)  the receipt by the Deal Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Deal Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the parties hereto and (ii) with respect to the amendment described in Section 1 pertaining to the initial public offering described in the N-2 filed on November 23, 2009 (the “IPO”) (clause (ii)(x) in the proviso of the definition of “Change-in-Control”), the effectiveness of such amendment shall be subject to the pricing of the IPO.

SECTION 6. MISCELLANEOUS.

(a)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)           Each of the Issuer and the Originator affirms the liens and security interests created and granted by it in the Indenture and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

(c)           The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d)           This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement and the Indenture, respectively.

(e)           The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(f)           Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(g)           This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(h)           The Issuer agree to pay all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Deal Agent’s legal counsel.

(i)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER AND CONSENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

3

[Remainder of Page Intentionally Left Blank]

4

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CITIGROUP GLOBAL MARKETS REALTY CORP, as the Deal Agent and as an Individual Noteholder

By:	/s/ Gerald F. Keefe
Name: Gerald F. Keefe
Title: Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

Accepted as of the date hereof:

GOLUB CAPITAL MASTER FUNDING LLC, as the Issuer

By:	/s/ David B. Golub
Name: David B. Golub
Title: Vice Chairman

GOLUB CAPITAL INCORPORATED, as the Originator and as the Servicer

By:	/s/ David B. Golub
Name: David B. Golub
Title: Vice Chairman

[SIGNATURES CONTINUE ON NEXT PAGE]

Accepted as of the date hereof:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee and as Collateral Administrator

By:	/s/ Jeffrey B. Stone
Name: Jeffrey B. Stone
Title: Vice President